UNAUDITED CONDENSED CONSOLIDATED PRO FORMA

FINANCIAL INFORMATION

The following unaudited condensed pro forma balance sheet as of June 30, 2009 and the unaudited condensed pro forma statements of operations for the six month period ended June 30, 2009 and for the year ended December 31, 2008 give effect to the November 3, 2009 acquisition of the EOS Companies as if the acquisition occurred on December 31, 2007.  The Company agreed to issue up to 2,800,000 shares of its common stock, a note payable in the amount of $2,717,596 and cash of $300,000 in exchange for one hundred percent (100%) of the membership units of the EOS Companies.  As of the date of this transaction, The EOS Companies became a wholly owned subsidiary of The Saint James Company.

The pro forma adjustments are based upon available information and certain assumptions that the Company believe are reasonable under the circumstances.  The actual amounts could differ from these estimates.  The unaudited condensed pro forma financial information is for the informational purposes only and is not necessarily indicative of the operating results or of financial position that would have been achieved had the acquisition been consummated on the date indicated and should not be construed as representative of future results of operation of  financial position.  The pro forma results should be read in conjunction with the financial statements and notes thereto included elsewhere herein.

Pro Forma Financial Information
The following pro forma financial information reflects the acquisition of Sapphire Wines and Emerald Wines as if it had occurred on June 30, 2009.

	Sapphire/	The Saint
	Emerald	James		Pro Forma	Pro Forma
		Company	Total	Adjustments	Balance

Assets

Current assets
Cash and cash equivalents	$35,740	$61,259	$96,999	$(335,740)	$(238,741)
Accounts receivable, less allowance of $28,918-2009;
$30,000-2008 and 2007	1,401,670		1,401,670		1,401,670
Other receivables	-		-
Inventories	14,162,979		14,162,979		14,162,979
Prepaids and other current assets	173,819		173,819		173,819
Total current assets	15,774,208	61,259	15,835,467	(335,400)	15,499,727

Property, plant & equipment, net	20,801,581		20,801,581		20,801,581

Other non-current assets	33,088		33,088		33,088

Intangibles	1,325,000		1,325,000	14947333	16,272,333

Total assets	$37,933,877	$61,259	$37,995,136	$14,611,593	$52,606,729

Liabilities and Members' Deficit

Current liabilities
Accounts payable and accrued liabilities	$1,806,915	$195,751	$2,002,666	$-	$2,002,666
Guaranteed payment and contingent consideration	3,446,768	-	3,446,768	-	3,446,768
Line of credit	7,489,619	-	7,489,619	-	7,489,619
Notes payable	3,358,104	215,510	3,573,614	2,717,596	6,291,210
Current portion of long-term debt	5,073,461	-	5,073,461	-	5,073,461
Current portion of financing obligation	22,776,546	-	22,776,546	-	22,776,546
Current portion of capital lease obligations	94,639	-	94,639	-	94,639
Advances from shareholders	-	188,054	188,054	-	188,054
Total current liabilities	44,046,052	599,315	44,645,367	2,717,596	47,362,963

Long-term liabilities, net of current portion
Financing obligation arising from sale-leaseback
transaction, net of current portion	-	-	-	-
Capital lease obligations, net of current portion	181,822	-	181,822	-	181,822
Total long-term liabilities, net of current portion	181,822		181,822		181,822

Common stock		11,999	11,999	2,800	14,799
Additional paid-in capital		3,989,273	3,989,273	5,597,200	9,586,473
Accumulaated deficit		(4,539,328)	(4,539,328)		4,539,328
Members' deficit	6,293,997		(6,293,997)	6,293,997	0
	(6,293,997)	(538,056)	(6,832,053)	11,893,997	5,061,944
	$37,933,877	$61,259	$37,995,136	$14611593	$52,606,729

1. The proforma adjustment represents the purchase price.

Pro Forma Statement of operations for the six month period ended June 30, 2009

		The Saint	Combined	Pro Forma
	Sapphire/	James					Pro Forma
	Emerald	Company		Adjustments			Balance

Net sales	$8,319,703	-	$8,319,703	-			$8,319,703
Cost of sales	5,085,652	-	5,085,652	-			5,085,652

Gross Profit	3,234,051	-	3,234,051				3,234,051
							.
Selling, general and administrative	2,314,524	385,240	2,699,764	142,500	[a	]	2,842,264
expenses

Income (loss) from operations	919,527	(385,240)	534,287	142,500			391,787

Other (income) and expense
Gain on bargain purchase of	(1,835,928)	-	(1,835,928)	-			(1,835,928)
business							-
Income from solar power	(128,758)	-	(128,758)				(128,758)
agreement				-			-
Interest expense	1,465,564	54,426	1,519,990	135,880	[b	]	1,655,870
Other (income) expense	(64,198)	-	(64,198)				(64,198)
Other (income) and expense - net	(563,320)	54,426	(508,894)	135,880			(373,014)

Net income (loss)	$1,482,847	$(439,666)	1,043,181	$278,380			$764,801

Pro Forma Adjustments
[a] Consulting fee
[b] Interest on note payable

Pro Forma Statement of Operations for the year ended December 31, 2008.

		The Saint	Combined
	Sapphire/	James		Pro Forma		Pro Forma
	Emerald	Company		Adjustments		Balance

Net sales	$13,611,015	-	$13,611,015	-		$13,611,015
Cost of sales	7,340,035	-	7,340,035	-		7,340,035

Gross Profit	6,270,980	-	6,270,980	-		6,270,980

Selling, general and administrative	3,506,517	410,402	3,916,919	285,000	[a]	4,201,919
expenses

Income (loss) from operations	2,764,463	(410,402)	2,354,061	285,000		2,069,061

Other (income) and expense
Interest expense	2,528,860	2,096	2,530,956	271,760	[a]	2,802,716
Other (income) expense	2,598	-	2,598			2,598
Other (income) and expense - net	2,531,458	2,096	2,533,554	271,760		2,805,314

Net income (loss)	$233,005	$(412,498)	$(179,493)	$556,760		$(736,253)

Pro Forma Adjustments
[a] Consulting fee
[b] Interest on note payable